Exhibit 16.1

Deloitte & Touche LLP
Suite 3600
555 Seventeenth Street
Denver, CO 80202-3942
USA
Tel: +1 303 292 5400
Fax: +1 303 312-4000
www.deloitte.com

June 1, 2012

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4 of CoBiz Financial Inc.’s Form 8-K dated May 31, 2012, and we have the following comments:

1.               We agree with the statements made in Item 4.01(a) paragraphs 1 through 6.

2.               We have no basis on which to agree or disagree with the statements made in Item 4.01(b).

Yours truly,

Deloitte & Touche LLP

Member of

Deloitte Touche Tohmatsu Limited